EXHIBIT 3.1.1


                            CERTIFICATE OF AMENDMENT

                         OF CERTIFICATE OF INCORPORATION

                                       OF

                                BSP ONELINK, INC.



          BSP Onelink, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of

Delaware (the "Delaware General Corporation Law"), does here certify that:

     FIRST: The Corporation's Board of Directors have duly adopted and approved a resolution setting forth a proposed amendment of the Certificate of Incorporation of the Corporation (as heretofore amended and restated), declaring said amendment to be advisable and submitting the resolution to the Corporation's shareholders for consideration. The resolution setting for the proposed amendment is as follows:

           RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered "Article I" so that, as amended, said Article will read as follow:


                                    ARTICLE I
                               NAME OF CORPORATION

     The name of the Corporation is One Link 4 Travel, Inc. (the "Corporation").

     SECOND: The foregoing amendment was approved by the holders of the requisite number of shares of said Corporation in accordance with Sections 228 of the General Corporation Law of the State of Delaware.

     THIRD: The capital of the Corporation was not reduced under or by reason of said amendment.

     FOURTH: Said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said BSP Onelink, Inc. has caused this certificate to be signed by F. William Guerin, President of the Corporation this January 23, 2004.



                                  By:      /s/ F. William Guerin
                                           -----------------------------
                                           F. William Guerin, President




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